Exhibit 5.1

April 11, 2025

BiomX Inc.

22 Einstein St., 4th Floor

Ness Ziona 7414003, Israel

Ladies and Gentlemen:

We have acted as counsel for BiomX Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of (i) up to 2,305,869 shares (the “Pre-Funded Warrant Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), (ii) up to 5,939,383 shares (the “Common Warrant Shares”) of Common Stock issuable upon exercise of common warrants (the “Common Warrants”) and (iii) up to 6,955,528 shares (the “New Warrant Shares”, and together with the Pre-Funded Warrant Shares and the Common Warrant Shares, the “Shares”) of Common Stock issuable upon exercise of new warrants (the “New Warrants”, and together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”)

In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, as of the date hereof (collectively, the “Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Warrants; (iv) a specimen of the Company’s Common Stock certificate; (v) a certificate executed by an officer of the Company, dated as of the date hereof; (vi) a written consent of the Board of Directors of the Company related to the Shares and dated February 25, 2025; and (vii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed.

As to questions of fact material to the opinion expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will remain effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Shares offered thereby will have been delivered to the purchaser(s) of the Shares as required in accordance with applicable law; (v) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded; (vi) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; and (vii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Shares or the rights of the holders thereof.

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BiomX Inc.

April 11, 2025

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited, to the extent relevant to the opinion expressed herein, to the Delaware General Corporation Law as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinion herein stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP